Exhibit 99.1

Streamline Health® Reports Fiscal Second Quarter 2024 Financial Results

●	Net loss of ($2.8 million) during the second quarter of fiscal 2024 compared to a net loss of ($2.5 million) during the second quarter of fiscal 2023

●	Adjusted EBITDA improved to a loss of ($0.3 million) for the second quarter of fiscal 2024 compared to a loss of ($0.9 million) for the second quarter of fiscal 2023

●	Company reiterated $15.5 million implemented SaaS ARR adjusted EBITDA breakeven run rate expectation

●	Company updated expectation for achievement of SaaS ARR adjusted EBITDA breakeven run rate to the second half of fiscal 2025

Atlanta, GA, September 11, 2024 (Globe Newswire) – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the second quarter of fiscal 2024, which was the three month period ended July 31, 2024, and the six-month period ended July 31, 2024.

Fiscal Second Quarter and Six-Months Ended July 31, 2024 GAAP Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Total revenue for the second quarter of fiscal 2024 was $4.5 million compared to $5.8 million during the second quarter of fiscal 2023. For the six months ended July 31, 2024, revenue totaled $8.8 million compared to $11.1 million during the same period in fiscal 2023. The change in total revenue was attributable to previously announced client non-renewals offset by successful implementation of new SaaS contracts.

SaaS revenue for the second quarter of fiscal 2024 totaled $3.1 million, 69% of total revenue, compared to SaaS revenue of $3.5 million, 61% of total revenue during the second quarter of fiscal 2023. For the six months ended July 31, 2024, SaaS revenue totaled $5.8 million, 66% of total revenue, compared to $6.7 million, 61% of total revenue, during the same period of fiscal 2023. As previously reported, the Company had a SaaS contract which did not renew at the end of its 2023 fiscal year. On a pro forma basis, excluding the revenue recognized from the SaaS contract that did not renew, SaaS revenue grew 19% during the second quarter of fiscal 2024 compared to the second quarter of fiscal 2023, and 21% during the six months ended July 31, 2024, compared to the same period in fiscal 2023.

Net loss for the second quarter of fiscal 2024 was ($2.8 million) compared to a net loss of ($2.5 million) during the second quarter of fiscal 2023. The increased net loss during the second quarter of fiscal 2024 reflected lower total revenues, higher interest expense and non-cash valuation adjustments offset by a $1.7 million reduction in operating expenses resulting from the Company’s strategic restructuring executed during fiscal 2023. Net loss for the six months ended July 31, 2024 was ($5.5 million) compared to ($5.4 million) in the same period of fiscal 2023. The slight increase in net loss resulted from lower revenues and higher interest and valuation adjustment expenses offset by cost savings achieved through the previously announced strategic restructuring.

Cash and cash equivalents as of July 31, 2024, were $3.5 million compared to $3.2 million as of January 31, 2024. The Company had no outstanding balance on its revolving credit facility as of July 31, 2024, compared to $1.5 million as of January 31, 2024.

Fiscal Second Quarter and Six Months Ended July 31, 2024 Non-GAAP Financial Results

Adjusted EBITDA for the second quarter of fiscal 2024 was ($0.3 million) compared to ($0.9 million) during the second quarter of fiscal 2023. Adjusted EBITDA for the six months ended July 31, 2024, was ($1.0 million) compared to ($2.2 million) during the same period in fiscal 2023. The significant improvement of adjusted EBITDA despite lower total revenue is the result of the Company’s focus on the growth of its SaaS revenue solutions as well as significant cost savings achieved through the previously announced strategic restructuring.

As of July 31, 2024, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $13.6 million compared to $15.0 million as of January 31, 2024. During the second quarter of fiscal 2024, the company won new contracts which totaled $0.8 million of ACV and received notifications of non-renewals for contracts with aggregate ACV of $2.8 million. Clients gave various reasons for their non-renewal, including full outsourcing of health system revenue cycles. $10.7 million of the Booked SaaS ACV was implemented as of July 31, 2024 compared to $11.1 million as of January 31, 2024.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

The Company reiterated that it believes its adjusted EBITDA breakeven run rate is $15.5 million of implemented SaaS ARR, but due to the aforementioned client non-renewals, the Company has revised its expected timeline to achieve this run rate from the second half of fiscal 2024 to the second half of fiscal 2025. Due to the continued unpredictability of timing related to the closing of new contracts, the Company has not provided more specific guidance related to the timing of bookings.

Management Commentary

“During the first half of this year we have expanded the value we provide to the healthcare revenue cycle through our product enhancements for workforce automation and opportunity identification,” stated Ben Stilwill, President and Chief Executive Officer of the Company. “The Streamline team is focused on expanding our client footprint, maintaining a high caliber of client service, improving our solutions and progressing our financial goals and our mission to ensure our nation’s health systems are paid for all of the care they provide.”

Conference Call

The Company will conduct a conference call on Thursday, September 12, 2024, at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday, September 12, 2024 at 12:00 PM ET to Thursday, September 19, 2024 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13748721. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, restructuring expenses, impairment of goodwill and long-lived assets and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related alignment expenses, associate inducements, and professional and advisory fees. A table reconciling this measure to “net loss,” to the extent relevant items were recognized in the periods covered, is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV,  anticipated cost savings from previously announced strategic restructuring, expected improved implementation timelines and lower expenses for our clients, industry trends and market growth, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, achievement of a breakeven SaaS ARR run rate, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to generate cash from operations, the availability of additional debt and equity financing to fund the Company’s ongoing operations, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger
Vice President, Finance
303-887-9625
jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenues:
Software as a service	$3,078,000	$3,531,000	$5,801,000	$6,706,000
Maintenance and support	883,000	1,100,000	1,773,000	2,257,000
Professional fees and licenses	515,000	1,139,000	1,233,000	2,139,000
Total revenues	4,476,000	5,770,000	8,807,000	11,102,000
Operating expenses:
Cost of software as a service	1,495,000	1,893,000	2,844,000	3,482,000
Cost of maintenance and support	43,000	32,000	84,000	121,000
Cost of professional fees and licenses	840,000	1,022,000	1,727,000	2,130,000
Selling, general and administrative expense	2,989,000	4,116,000	6,181,000	7,957,000
Research and development	1,324,000	1,305,000	2,435,000	3,006,000
Total operating expenses	6,691,000	8,368,000	13,271,000	16,696,000
Operating loss	(2,215,000)	(2,598,000)	(4,464,000)	(5,594,000)
Other (expense) income:
Interest expense	(496,000)	(267,000)	(961,000)	(515,000)
Valuation adjustments	(91,000)	359,000	(115,000)	723,000
Other	(1,000)	(1,000)	(2,000)	31,000
Loss before income taxes	(2,803,000)	(2,507,000)	(5,542,000)	(5,355,000)
Income tax expense	—	(8,000)	—	(61,000)
Net loss	$(2,803,000)	$(2,515,000)	$(5,542,000)	$(5,416,000)
Basic and Diluted Earnings Per Share:
Net loss per common share – basic and diluted	$(0.05)	$(0.04)	$(0.09)	$(0.10)
Weighted average number of common shares – basic and diluted	60,110,178	56,357,684	59,167,134	56,164,282

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	July 31, 2024	January 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,536,000	$3,190,000
Accounts receivable, net of allowance for credit losses of $59,000 and $86,000, respectively	2,521,000	4,237,000
Contract receivables	969,000	780,000
Prepaid and other current assets	659,000	629,000
Total current assets	7,685,000	8,836,000
Non-current assets:
Property and equipment, net of accumulated amortization of $316,000 and $291,000 respectively	64,000	88,000
Capitalized software development costs, net of accumulated amortization of $8,848,000 and $7,960,000, respectively	5,403,000	5,798,000
Intangible assets, net of accumulated amortization of $4,837,000 and $4,019,000, respectively	11,253,000	12,071,000
Goodwill	13,276,000	13,276,000
Other	1,344,000	1,666,000
Total non-current assets	31,340,000	32,899,000
Total assets	$39,025,000	$41,735,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,413,000	$1,253,000
Accrued expenses	1,948,000	2,023,000
Current portion of term loan	2,000,000	1,500,000
Deferred revenues	6,591,000	7,112,000
Acquisition earnout liability	577,000	1,794,000
Total current liabilities	12,529,000	13,682,000
Non-current liabilities:
Term loan, net of current portion and deferred financing costs	6,611,000	7,566,000
Line of credit	—	1,500,000
Notes payable, net of deferred financing costs	3,853,000	—
Deferred revenues, less current portion	134,000	173,000
Total non-current liabilities	10,598,000	9,239,000
Total liabilities	23,127,000	22,921,000
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share, 85,000,000 shares authorized; 63,307,832 and 58,945,498 shares issued and outstanding, respectively	633,000	590,000
Additional paid in capital	136,506,000	133,923,000
Accumulated deficit	(121,241,000)	(115,699,000)
Total stockholders’ equity	15,898,000	18,814,000
Total liabilities and stockholders’ equity	$39,025,000	$41,735,000

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars)

	Six Months Ended July 31,
	2024	2023
Net loss	$(5,542,000)	$(5,416,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,290,000	2,134,000
Accrued interest expense - notes payable	326,000	—
Valuation adjustments	115,000	(723,000)
Benefit for deferred income taxes	—	43,000
Share-based compensation expense	1,032,000	1,109,000
Provision for credit losses	(58,000)	—
Changes in assets and liabilities:
Accounts and contract receivables	1,585,000	4,985,000
Other assets	(71,000)	(146,000)
Accounts payable	78,000	31,000
Accrued expenses and other liabilities	(75,000)	(1,361,000)
Deferred revenue	(560,000)	(1,592,000)
Net cash used in operating activities	(880,000)	(936,000)
Cash flows from investing activities:
Purchases of property and equipment	—	(47,000)
Capitalization of software development costs	(426,000)	(1,026,000)
Net cash used in investing activities	(426,000)	(1,073,000)
Cash flows from financing activities:
Repayment of bank term loan	(500,000)	(250,000)
Repayment of line of credit	(1,500,000)	—
Proceeds from issuance of common stock	100,000	—
Proceeds from notes payable	4,400,000	—
Payments of acquisition earnout liabilities	(686,000)	—
Payments for deferred financing costs	(86,000)	—
Payments related to repurchase of common shares to satisfy employee tax withholding	(77,000)	(252,000)
Other	1,000	—
Net cash provided (used in) by financing activities	1,652,000	(502,000)
Net increase (decrease) in cash and cash equivalents	346,000	(2,511,000)
Cash and cash equivalents at beginning of period	3,190,000	6,598,000
Cash and cash equivalents at end of period	$3,536,000	$4,087,000

STREAMLINE HEALTH SOLUTIONS, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(Unaudited, rounded to the nearest thousand dollars)

	Three Months Ended		Six Months Ended
In thousands, except per share data	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023
Adjusted EBITDA Reconciliation
Net Loss	$(2,803)	$(2,515)	$(5,542)	$(5,416)
Interest expense	496	267	961	515
Income tax expense	—	8	—	61
Depreciation and amortization	1,056	1,050	2,073	2,081
EBITDA	$(1,251)	$(1,190)	$(2,508)	$(2,759)
Share-based compensation expense	533	537	1,032	1,109
Non-cash valuation adjustments	91	(359)	115	(723)
Acquisition-related costs, severance, and transaction-related bonuses	325	119	356	176
Other non-recurring charges	—	—	—	(33)
Adjusted EBITDA	$(302)	$(893)	$(1,005)	$(2,230)

Source: Streamline Health Solutions, Inc.